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                                                                  Exhibit 10.25

                       ADVANCIS PHARMACEUTICAL CORPORATION
                              EMPLOYMENT AGREEMENT
                            ON IDEAS, INVENTIONS AND
                            CONFIDENTIAL INFORMATION

      In consideration, and as a condition of my employment with ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "COMPANY"), I hereby represent to, and agree with the Company as follows:

      1. Purpose of Agreement. I understand that the Company is or will be engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its "Confidential Information" (as defined in Section 6 below), its rights in "Inventions" (as defined in Section 2 below) and in all related intellectual property rights. Accordingly, I am entering into this Employee Agreement on Ideas, Inventions and Confidential Information (the "AGREEMENT") as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

      2. Disclosure of Inventions. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, drug delivery systems, databases, mask works and trade secrets (the "INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

      3. Work for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company from the moment of their creation and fixation in tangible media.

      4. Assignment of Other Rights. In addition to the foregoing assignment of Inventions to the Company, I hereby irrevocably transfer and assign to the
Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

      5. Assistance. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this section will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request
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on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

      6. Confidentiality Obligations.

      6.1 Acknowledgement. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to any parent, subsidiary, affiliate, customer, consultant or supplier of the Company or any other party with whom the Company or any other party with whom the Company agrees to hold such information (including any and all copies thereof) of such party in confidence (the "CONFIDENTIAL INFORMATION"). Such Confidential Information is defined more specifically in Section 6.3 below.

      6.2 Obligations. I agree to take the following steps to preserve the confidential and proprietary nature of Confidential Information:

         (a) Non-Disclosure. At all times both during and after my employment with Company, I will not use, disclose or transfer any of the Confidential Information other than as authorized by Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. I understand that I am not allowed to sell, license or otherwise exploit any products (including software or content in any form) which embody or otherwise exploit in whole or in part any Confidential Information.

         (b) Disclosure Prevention. I will take all reasonable precautions to prevent the inadvertent or accidental exposure of Confidential Information.

         (c) Removal. I will not remove any Confidential Information from Company's premises or make copies of such materials except for use in Company's business.

         (d) Return. I will return promptly to Company all Confidential Information and copies thereof at any time upon the request of Company, in any event and without such request, prior to the termination of my employment by Company. I agree not to retain any tangible or intangible copies of any Confidential Information after my termination of employment for any reason. Upon termination of my employment, I will not take with me any documents or materials or copies thereof containing any Confidential Information.

      6.3 Confidential Information. The following materials and information (including any and all copies thereof), whether having existed, now existing, or to be developed or created during the term of my employment by Company (herein referred to collectively as the "Confidential Information") whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, are covered by this Agreement and acknowledged by me to be valuable, special and unique assets of Company the disclosure of which, may be materially damaging.

         (a) Software. All information relating to existing software products and software in various stages of research and development which are not generally known to the public or within the Internet industry or trade in which Company competes (such as know-how, Inventions, design specifications, algorithms, technical formulas, engineering data, benchmark test results, search engines, Internet and e-commerce tools, methodologies, procedures, techniques, and information processing processes) and the physical embodiments of such information (such as drawings, specification sheets, design notes, source code, object code, HTML code, XML code, scripts, applets, load modules, schematics, flow charts, logic diagrams, procedural diagrams, coding sheets, work sheets, documentation,


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annotations, printouts, studies, manuals, proposals and any other written or machine-readable manuals, proposals and any other written or machine readable expressions of such information as are fixed in any tangible media).

         (b) Other Products and Services. All information relating to consulting, Inventions, entertainment content, research and development and other proprietary products or services, whether existing or in various stages of research and development, which are not generally known to the public or within the Internet industry or trade in which Company competes (such as know-how, content, specifications, technical data, engineering data, processes, techniques, methodologies, and strategies) and the physical embodiments of such information (such as drawings, schematics, data files, video, text, pictures, sound, graphics, specification sheets, instructor manuals, course materials, training aids, video cassettes, transparencies, slides, taped recordings of presentations, proposals, printouts, studies, contracts, maintenance manuals, documentation, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

         (c) Business Procedures. All information concerning or relating to the way Company conducts its business which is not generally known to the public or within the Internet industry (such as internal business procedures, controls, internal telephone numbers, plans, licensing techniques and practices, supplier, subcontractor, consultant, and prime contractor names and contracts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, personnel records pertaining to employees other than myself, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

         (d) Marketing Plans and Customer Lists. All information pertaining to Company's marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures and policies; domain names; goals and objectives; quoting practices, procedures and policies; and customer data including customer lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers and Web site visitor data, and the physical embodiments of such information (such as license agreements, customer lists, print-outs, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, seminar and class attendee rosters, trade show or exhibit attendee listings, listings of potential customers and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

         (e) Not Generally Known. Any information in addition to the foregoing which is not generally known to the public or within the Internet or entertainment industry or trade in which Company competes, and the physical embodiments of such information in any tangible form, whether written or machine-readable in nature.

      6.4 General Knowledge. The general skills, knowledge and experience gained during my employment with Company, and information publicly available or generally known within the industry or trade in which Company competes, is not considered Confidential Information. Also, upon termination of my employment with Company, I shall not, subject to the provisions of Section 7 below, be restricted from working with a person or entity which has independently developed information or materials similar to Confidential Information as long as I comply with my continuing obligations under this Agreement.


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      6.5 Information Disclosed Remains Property of Company. I agree and acknowledge that all ideas, concepts, information, and written material disclosed to me by Company, or acquired from a customer or prospective customer of Company are and shall remain the sole and exclusive property and Confidential Information of Company or such customers, and are disclosed in confidence by Company or permitted to be acquired from such customers in reliance on my agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of Company's business and for Company's benefit.

      7. Non-Solicitation. I agree that any attempt on my part to induce others to leave Company's employ, or any effort by me to interfere with Company's relationship with its other employees would be harmful and damaging to Company. I agree that during employment and for a period of two (2) years thereafter, I will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Company to quit employment with Company; (ii) otherwise interfere with or disrupt Company's relationship with its employees; (iii) solicit, entice, or hire away any employee of Company; or (iv) hire or engage any employee of Company or any former employee of Company whose employment with Company ceased less than one (1) year before the date of such hiring or engagement.

      8. Project Completion. I agree to give Company at least thirty (30) days prior written notice of termination to minimize any adverse effect on Company for any project in which I might be involved on behalf of Company. I agree to use my best efforts prior to termination to complete any project then assigned to me to the reasonable satisfaction of the Company, and to be available thereafter as reasonably required to assist with a transition and to answer questions explaining the work done by me prior to termination.

      9. Notification. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

      10. Name and Likeness Rights. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after my employment, for whatever purposes the Company deems necessary.

      11. Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement, without the necessity of posting bond or other security.

      12. Assignment. My rights, interest and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by me. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors of Company. If Company shall at any time be merged or consolidated with or into another corporation, or if substantially all the assets of Company are transferred to another corporation, the provisions of this Agreement shall be binding on and shall inure to the benefit of the corporation resulting from such merger or consolidation or to which such assets shall be transferred.

      13. Governing Law; Severability. This Agreement will be governed and interpreted in accordance with the internal laws of the State of Maryland, without regard to or application of choice-of-law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.



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      14. Forum Selection. The parties agree that any legal proceeding, commenced by one party against the other, shall be brought in any state or Federal court having proper jurisdiction, within the State of Maryland. Both parties submit to such jurisdiction, and waive any objection to venue and/or claim of inconvenient forum.

      15. No Breach of Prior Agreement. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to sections will refer to sections of this Agreement.

      18. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

      19. "At Will" Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company and that my employment can be terminated at any time, for any reason or for no reason, by either the Company or myself. This Agreement shall be effective as of the first day of my employment by the Company, which is
                      .

ADVANCIS PHARMACEUTICAL CORP.                    EMPLOYEE

By:
      -------------------------------            -------------------------------
     (Signature)                                 (Signature)


Name: Edward M. Rudnic, Ph.D.
      -----------------------------------        -------------------------------
      President and Chief Executive Officer      Name (Please print)


Date:
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                                                 Date



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